EXHIBIT 4

NOTES TO DELEGATION OF SIGNING AUTHORITY, ANNUAL AUDITS,
ASSESSMENTS OF PERFORMANCE INFORMATION & SPECIAL EXAMINATION REPORTS,
QUALITY REVIEWERS AND APPROVED AAPT F/S REVIEW LEVELS

(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.

(2)	This delegation replaces all previous delegations of signing authority.

(3)	The assistant auditors general listed on page 11 have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.

(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Nancy Cheng	Business Development Bank of Canada
Ron Thompson	Farm Credit Canada
Richard Flageole	Canada Mortgage and Housing Corporation
Richard Flageole	Export Development Canada

DELEGATION OF SIGNING AUTHORITY, ANNUAL AUDITS,
ASSESSMENTS OF PERFORMANCE INFORMATION & SPECIAL EXAMINATION REPORTS, QUALITY
REVIEWERS AND APPROVED AAPT F/S REVIEW LEVELS

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified above.

/s/ Sheila Fraser Sheila Fraser, FCA	January 5, 2004 Date

ASSISTANT AUDITORS GENERAL:

/s/ Richard Flageole Richard Flageole, FCA	/s/ Shahid Minto Shahid Minto, CA	/s/ Ronald C. Thompson Ronald C. Thompson, CA

/s/ Douglas Timmins Douglas Timmins, CA	/s/ Nancy Cheng Nancy Cheng, FCA

PRINCIPALS:

/s/ Francine Deneault-Bissonnette Francine Deneault-Bissonnette, CA	/s/ Alain Boucher Alain Boucher, CA	/s/ Micheline Ethier Massicotte Micheline Ethier Massicotte, CA

/s/ John Rossetti John Rossetti, CA	/s/ Crystal Pace Crystal Pace, CA	/s/ Sylvain Ricard Sylvain Ricard, CA

/s/ Dale Shier Dale Shier, CA	/s/ Roger Simpson Roger Simpson, FCA